                                POWER OF ATTORNEY

     The undersigned  Trustee of The Barrett Funds (the "Trust") hereby appoints
Robert E. Harvey and Paula J. Elliott as attorneys-in-fact  and agents, with the power to execute and to file any of the documents  referred to below relating to the  registration  of the Trust as an investment  company  under the  Investment
Company Act of 1940, as amended (the "Act") and the  registration of the Trust's securities under the Securities Act of 1933, as amended (the  "Securities  Act")
including  the  Trust's  Registration  Statement  on  Form  N-1A,  any  and  all
amendments  thereto,  including  all exhibits and any  documents  required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  The undersigned  grants to the said attorneys full authority to do every act necessary to be done in order to  effectuate  the same as fully,  to all intents and purposes,  as he could do if  personally  present, thereby ratifying all that said  attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned  Trustee hereby  executes this Power of Attorney  effective this 19th day of October, 2003.

Name                                            Title

/s/ Gerard E. Jones                             Trustee
----------------------------
Gerard E. Jones